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                                                                  Exhibit 10.5.2

                 AGREEMENT TO LEASE MACHINES AND PURCHASE PARTS

      THIS AGREEMENT is made and entered into on the dates indicated below by and between ON-POINT TECHNOLOGY SYSTEMS, INC., Nevada corporation with its principal office at 8444 Miralani Drive, San Diego, California 92126 ("On-Point"), and GTECH CORPORATION, a Delaware corporation with its principal office at 55 Technology Way, West Greenwich, Rhode Island 02817 ("GTECH") in accordance with the following facts and objectives:

      A. On-Point manufactures and sells and/or leases vending machines for dispensing instant lottery tickets, commonly known as "ITVMs."

      B. On-Point previously sold over 3,800 of its ITR(TM)-7500 ITVMs to the California State Lottery ("CSL") and GTECH currently provides preventive and remedial maintenance service to the CSL for such ITVMs.

      C. The CSL has issued an Invitation For Bid, IFB #7-001-B ("IFB") requesting bids to provide future preventive and remedial maintenance for the CSL-owned ITR(TM)-7500 ITVMs, to install and relocate ITVMs, and to lease to the CSL and service a minimum of five hundred (500) new 12-bin ITVMs, with an option to lease up to an additional one thousand (1,000) 12-bin ITVMs during the term of the Contract.

      D. On-Point and GTECH desire to enter into this Agreement pursuant to which On-Point agrees to manufacture its ITR(TM) ITVMs for use by the CSL ("Machines") and GTECH agrees to lease such Machines and purchase any proprietary spare parts for the CSL-owned ITVMs in accordance with the terms and provisions of this Agreement.

IT IS AGREED, THEREFORE, as follows:

1.    Manufacture and Lease of Machines.

      (a) GTECH hereby agrees to lease from On-Point and On-Point agrees to lease to GTECH the Machines ordered by the CSL pursuant to the contract resulting from the IFB ("CSL Contract") in the event GTECH is awarded the CSL Contract, for the monthly Lease Payment per Machine as shown on Exhibit A, which is attached hereto and incorporated herein by this reference, or pro rata portion thereof for part of a month (determined on the basis of a thirty (30) day month), plus shipping costs and applicable local and state taxes. It is agreed and acknowledged by the parties that GTECH will sublease the Machines to the CSL in accordance with the CSL Contract.

      (b) The Lease Term for each Machine shall commence on the earlier of the date of installation or fifteen (15) days after delivery of the Machine to GTECH and shall end on the third anniversary of the date of the CSL Contract, unless sooner terminated or extended. The Lease Term shall be extended for an additional period up to two (2) years in the event and to the extent the CSL exercises its right to extend the lease term with GTECH in accordance with the CSL Contract. GTECH shall provide On-Point with written notice of any such extension. GTECH, by providing written notice to On-Point, shall have the right to terminate the lease of any Machine in the event the CSL terminates its lease of such Machine from GTECH in accordance with the CSL Contract. In the event GTECH terminates its lease of any Machine before the end of the initial Lease Term, GTECH shall thereafter for the balance of the initial Lease Term and any extension use its reasonable efforts, in coordination with On-Point and the CSL, to locate a replacement site for installation of such Machine.

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            The re-leasing of any Machine shall be on the same terms as agreed in this Agreement for originally leased Machines.

      (c) GTECH shall submit written orders for Machines to On-Point. On-Point will fill all orders in compliance with the IFB, the CSL Contract and the requests of the CSL. On-Point agrees that for purposes of this Agreement, it is not commercially unreasonable to expect delivery of the first five hundred (500) Machines within six (6) weeks of receipt of the written order and it is not commercially unreasonable to expect delivery of the next one thousand (1000) Machines within eight weeks receipt of the written order. On-Point shall pay GTECH liquidated damages of $255, as increased corresponding to any increase by the CSL in the CSL Contract in the daily rate of liquidated damages, for each day On-Point's delivery is delayed beyond the requirements of the CSL Contract, subject, however, to the CSL assessing GTECH liquidated damages for failure to install such Machine on a timely basis in accordance with the CSL Contract. On-Point shall not be liable for any delay in or failure of performance under this Agreement due to a "Force Majeure" occurrence provided that On-Point shall use reasonably diligent efforts to avoid or otherwise minimize the impact of an event of Force Majeure on On-Point's performance. Any such delay in or failure of performance shall not constitute a default or give rise to any liability for damages. A Force Majeure occurrence shall be as defined in Article III, Section A, 7 of the IFB. On-Point will use its best efforts to advice GTECH in advance of any inability to make full and timely delivery of any Machines which GTECH has previously ordered. Should GTECH order any Machine from On-Point when twelve
            (12) months or less remains on the initial Lease Term, GTECH shall thereafter use its reasonable efforts, in coordination with On-Point and the CSL, to seek an extension of the Lease Term for such Machine for the full twenty-four (24) month extension period.

      (d) On-Point shall send invoices to GTECH on a monthly basis, dated as of the last day of each month during the Lease Term. GTECH agrees to send invoices to the CSL on a monthly basis in accordance with the CSL Contract. Monthly Lease Payments to On-Point shall be due on the earlier of (i) four (4) business days after GTECH's receipt of payment from the CSL for such month, or (ii) fifty (50) days after the invoice date. On all amounts not properly paid by GTECH when due under this Agreement, interest shall accrue at the rate specified in
            Article III, Section D, 2 of the IFB.

      (e) Within the earlier of three (3) days of installation or thirty (30) days of the date of delivery of each Machine, GTECH will provide On-Point with a Certificate of Acceptance in the form agreed to by the parties. Such Certificate of Acceptance shall confirm the delivery and operation of the Machine and shall be sufficient to deem the Machine accepted by GTECH. In the event of dispute as to the date of delivery, the Bill of Lading shall be deemed controlling as to date. Each Machine shall be deemed accepted by GTECH unless written notice of rejection of the Machines for nonconformance with this Agreement or for being nonoperational is given to On-Point prior to the due date of the Certificate of Acceptance. Such notice of rejection shall specify the reasons therefor and On-Point shall have a reasonable opportunity to cure any defect.

      (f) GTECH shall install Machines at sites designated by the CSL. On-Point shall provide to GTECH and GTECH shall include within the response to the IFB parameters and instructions for effective use and operation of the Machines, including requirements for the proper operating environment. The response to the IFB shall provide that any warranty shall not extend to Machines which fail or are damaged due to operation or use in a manner


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or environment not conforming to any published instructions or specifications issued by On-Point.

      (g) GTECH shall use its reasonable efforts to ensure the CSL will not use or permit the use of the Machines for any purpose which, according to the specifications of On-Point, the Machines are not designed or reasonably suited. GTECH shall use its reasonable efforts to ensure the CSL will use the Machines in a careful and proper manner and comply with all of On-Point's instructions, governmental rules, regulations, requirements and laws, if any, with regard to the use, operation or maintenance of the Machines.

      (h) GTECH, at its expense, shall be solely responsible for the delivery. installation, maintenance, repair and relocation of the Machines. Except as provided in Paragraph 6, during the Lease Term, GTECH, at its expense, shall keep the Machines in good repair, condition and working order, and shall furnish any and all parts, mechanisms and devices required to keep the Machines in good mechanical and working order. Shipping point shall be FOB San Diego County to location(s) specified by GTECH within California. All costs of shipping and insurance shall be borne by GTECH and paid within thirty (30) days of invoice.

      (i) Whenever On-Point shall deliver or cause to be delivered to a common carrier any Machines ordered by GT, whether the particular carrier shall have been designated in the shipping or routing instructions of GTECH or not, On-Point shall not be responsible for any delays or damages in shipment. On-Point shall be responsible for the proper packaging for shipment of all Machines delivered under this Agreement.

      (j) GTECH shall perform monthly Preventive Maintenance (PM) on the installed Machines in accordance with the IFB.

      (k) GTECH acknowledges and agrees that its obligation to pay Lease Payments and other sums payable under this Agreement, and the rights of On-Point, shall be absolute and unconditional in all events, and shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment due or alleged to be due by reason of any past, present at future claims GTECH may have against On-Point. Notwithstanding the foregoing, GTECH shall have the right to withhold any monthly payment from On-Point in the event and to the extent the CSL does not pay GTECH pursuant to its right to off-set payments owed to GTECH under the liquidated damages clauses of the CSL Contract if such off-set relates to matters within the control of On-Point as manufacturer of the Machines and not to matters within the control of GTECH as the service provider under the CSL Contract.

      (l) The Machines leased under this Agreement shall at all times be and remain the sole and exclusive property of On-Point. GTECH shall have no right, title or interest therein or thereto except as expressly set forth in this Agreement. GTECH agrees to execute and deliver financing statements and any other such instruments as On-Point may believe to be reasonably necessary to grant to On-Point or its assigns a first priority security interest in, and to perfect such security interests in, this Agreement, any amounts due hereunder, or the Machines.

      (m) On-Point and GTECH intend and agree, and GTECH hereby covenants, that the Machines shall at all times be and remain personal property and shall not be so affixed to realty as to become a fixture or otherwise to lose its identity as the separate property of On-Point.


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      (n)   GTECH shall, at its expense, keep the Machines free and clear of all levies, liens, and encumbrances, except those in favor of On-Point or its assigns or which arise as a result of actions by On-Point or its assigns.

      (o) GTECH shall pay any sales tax, property tax, and other applicable taxes resulting from leasing of Machines hereunder, other than income taxes of On-Point. These taxes shall be shown as separate line items on Exhibit A.

      (p) On-Point shall maintain all insurance required by the IFB and the CSL Contract on the Machines throughout the Lease Term. GTECH shall maintain the automobile insurance and all bonds required by the IFB and the CSL Contract.

      (q) Within the period described below after the Termination Date, GTECH shall return the Machines to On-Point in good repair, condition and working order, ordinary wear and tear resulting from the proper use thereof alone excepting, by delivering the Machines at GTECH's cost and expense to the destination designated by On-Point in San Diego County. The Termination Date shall mean the date on which the Lease Term ends for the Machines or, where there is an earlier termination, the date on which all of GTECH's obligations under this Agreement relating to the lease of Machines have been fully discharqed. If the lease is terminating for twenty (20) or fewer Machines, the Machines shall be returned to On-Point within five (5) days of the Termination Date. If the lease is terminating for all Machines, the Machines shall be returned to On-Point within forty-five (45) days of the Termination Date. If the lease is terminating for more than twenty (20) Machines and less than all Machines, the parties will agree, in good faith, on a reasonable time period for return of the Machines, using the foregoing time periods as guidelines. If GTECH shall without cause fail to deliver the Machines to On-Point in accordance with this paragraph, GTECH shall be treated as a holdover tenant for the Machines for a month to month renewal Lease Term and shall continue to pay Lease Payments for the Machines as required by this Agreement. This paragraph shall not derogate from On-Point's right, to be exercised in its sole discretion, to obtain return of any Machine within the applicable periods described above, or to declare a default for any failure of GTECH to so return the Machine.

2.    Purchase of Spare Parts.

      (a) GTECH hereby agrees to purchase from On-Point and On-Point agrees to sell to GTECH proprietary spare parts necessary to maintain the CSL-owned ITVMs in good working order and repair, for the purchase prices indicated on Exhibit A (plus shipping costs and applicable local and state taxes), which prices are a discount from On-Point's most favored pricing for such spare parts. The prices on Exhibit A shall only apply in the event GTECH is awarded and executes the CSL Contract. On-Point may increase the prices for spare parts on or after the third anniversary of the CSL contract on an annual basis consistent with an increase in the cost of living. In addition, On-Point may increase the prices for spare parts upon thirty (30) days written notice to GTECH and upon a showing that any such increase is required by and consistent with increases in the cost of manufacturing the spare parts. As an alternative to GTECH purchasing proprietary spare parts on an as needed basis, GTECH shall have the option to elect an extended warranty from On-Point on proprietary spare parts used on the CSL-owned ITVMs during the term of this Agreement for the monthly extended warranty fee as provided in Exhibit A. Such election must be made by GTECH prior to the execution of the CSL Contract.


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      (b)   GTECH shall submit written purchase orders for spare parts to
            On-Point. On-Point will fill all orders within fourteen (14) days. On-Point shall not be liable for any delay in or failure of performance under this Agreement due to a "Force Majeure" occurrence provided that On-Point shall use reasonably diligent efforts to avoid or otherwise minimize the effect of an event of Force Majeure on On-Point's performance. Any such delay in or failure of performance shall not constitute a default or give rise to any liability for damages. A Force Majeure occurrence shall be as defined in Article III, Section A, 7 of the IFB. On-Point will use its best efforts to advise GTECH in advance of any inability to make full and timely delivery of any spare parts which GTECH has previously ordered.

      (c) GTECH shall pay On-Point the purchase price for the spare parts, F.O.B. the place of shipment. The place of shipment shall be On-Point's facility in San Diego County, California. GTECH shall pay to On-Point the full purchase price for the spare parts, plus shipping costs and applicable local and state taxes, within thirty
            (30) days of invoice.

      (d) Whenever On-Point shall deliver or cause to be delivered to a common carrier any spare parts ordered by GTECH, whether the particular carrier shall have been designated in the shipping or routing instructions or GTECH or not, On-Point shall not be responsible for any delays or damages in shipment. On-Point shall be responsible for the proper packaging for shipment of all spare parts sold and delivered under this Agreement.

3.    Bid to CSL.

      (a) GTECH shall submit to the CSL, on a timely basis, a complete and competitive response to the IFB in conformance with the requirements of the IFB. Such IFB response shall list On-Point as a subcontractor/supplier for the Machines and proprietary spare parts and On-Point shall cooperate fully with GTECH in responding to the IFB.

      (b) As long as GTECH does not have the right to terminate this Agreement pursuant to Paragraphs 12 or 13, GTECH agrees that On-Point shall be the exclusive manufacturer for supplying GTECH and any subsidiary with ITVMs for use by the CSL (and proprietary spare parts for such ITVMs) pursuant to the IFB and GTECH or any subsidiary will not manufacture ITVM or purchase and/or lease any ITVMs from any person or entity other than On-Point for use by the CSL in accordance with the IFB, without the express written consent of On-Point, which consent may be withheld in its sole discretion.

      (c) GTECH agrees that in the event GTECH is not awarded the CSL Contract, GTECH or any subsidiary shall not provide any preventive or remedial maintenance services to the CSL for ITVMs at a price less than the price bid in response to the IFB, either under a contract directly with the CSL or under subcontract to the person or entity awarded the CSL Contract, unless GTECH is awarded a contract under a separate Invitation for Bid issued by the CSL or GTECH's current contract with the CSL is extended.

4. Representations and Warranties of On-Point. On-Point represents and Warrants that:

      (a) It is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, is qualified to transact business and is in good standing in California, and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it.


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      (b)   It has the right, power. legal capacity, and authority to enter into, and perform its obligations under this Agreement, and no approvals or consents of any persons are necessary in connection with it.

      (c) The Machines will meet the specifications of the IFB and will be year 2000 compliant. To the best of its knowledge, based on the written opinion of an independent expert engaged by On-Point, the Machines comply with the Americans with Disabilities Act of 1990 ("ADA").

      (d) The Machines do not infringe on the intellectual property rights of any third party.

5. Representations and Warranties of GTECH. GTECH represents and warrants that:

      (a) It is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, is qualified to transact business and is in good standing in California, and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it.

      (b) It has the right, power, legal capacity, and authority to enter into, and perform its obligation, under this Agreement, and no approvals or consents of any persons are necessary in connection with it.

6. Warranty on Machines. The Machines will be fully guaranteed against defects in material and workmanship for the Lease Term. Warranty will include, but not be limited to, all hardware, components, chassis, electrical and software. Should any defect he noted during the Lease Term, On-Point must promptly be notified by GTECH or its representative and will repair or replace the defective component or Machine at no cost to GTECH. All shipping coats associated with repair and replacement of Machines under warranty will be the responsibility of On-Point.

      The warranty set forth above does not extend to: (a) products not purchased or leased from On-Point; (b) any Machines which have been damaged or rendered defective as a result of accident, misuse, or abuse;
      (c) by the use of parts not manufactured, authorized or sold by On-Point;
      (d) by modification or as a result of service by anyone other than On-Point, GTECH, or an authorized On-Point Warranty service provider; (e) Machines not containing original components or original replacement of components; (f) damage during shipment, unless due to incorrect packaging by On-Point; or (g) Machines which fail or are damaged after delivery thereof to GTECH due to shipment, handling, storage. operation, use or maintenance in a manner or environment not conforming to any published instructions or specifications issued by on-Point.

      With the exception of the warranties set forth above, On-Point MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION:
      THOSE OF MERCHANTABILITY OR FITNESS FOR PURPOSE OR USE, OF CONDITION, PERFORMANCE, SUITABILITY OR DESIGN, OR CONFORMITY TO ANY LAW, RULE, REGULATION, AGREEMENT OR SPECIFICATION.

7. Other On-Point Products. GTECH agrees to use its reasonable efforts to promote the use of On-Paint's other products by the CSL upon such terms and at such time as mutually agreed by the parties.

8. Confidential Information. GTECH and On-Point have entered into a Confidentiality Agreement dated August 19, 1998, a copy of which is attached hereto as Exhibit B and incorporated herein by this reference.


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9.    GTECH's Indemnity. GTECH shall indemnify, defend, and hold On-Point harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, incurred or suffered by On-Point that arise or result from or relate to any breach of, or failure by GTECH to perform, any of its representations, warranties, commitments, covenants, or agreements in this Agreement ("Indemnity Obligation").

10. On-Point's Indemnity. On-Point shall indemnify, defend, and hold GTECH harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, incurred or suffered by GTECH that arise or result from or relate to any breach of, or failure by On-Point to perform any of its representations, warranties, commitments, covenants, or agreements in this Agreement ("Indemnity Obligation"). In addition, in the event On-Point breaches its representation in Paragraph 4(d) and, as a result, GTECH and/or the CSL is enjoined from using the Machines and such injunction is not promptly removed by On-Point, On-Point shall either obtain a license to allow continued use of the Machines or will modify the Machines, at its cost and expense, to eliminate any infringement with similar functionality.

11.   Indemnification Procedure.

      (a) Promptly, upon receipt by the party to be indemnified ("Indemnified Party") and held harmless from and against an Indemnity Obligation, of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency ("Third Party Claim") relating to an Indemnity Obligation, the Indemnified Party shall notify the party obligated to indemnify it (the "Indemnitor") in writing of its existence, setting forth the relevant facts and circumstances, specifying the basis upon which the Indemnified Party's claim for indemnification is asserted and tender the defense of the Third Party Claim to the Indemnitor.

            If Indemnitor accepts responsibility for the defense of the Third Party Claim, then the Indemnitor shall have the right to contest, defend and litigate the Third Party claim and shell have the right, in its discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, it shall give written notice of its intention to settle to the Indemnified Party and provided further that such settlement otherwise complies with the provisions of paragraph 11(b). The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by Indemnitor.

      (b) Notwithstanding the foregoing, in connection with any settlement negotiated by Indemnitor, no Indemnified Party shall be required to:

            (i) Enter into any settlement (A) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (B) if the Indemnified Party shall, in writing to Indemnitor within the ten (10) day period prior to such proposed settlement, disapprove of such settlement proposal and desire to have Indemnitor tender the defense of such matter back to the Indemnified Party, or (C)


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                  that requires an Indemnified Party to take any affirmative actions as a condition of such settlement, or

            (ii) Consent to the entry of any judgment that doom not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice.

            It is expressly provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to paragraph 11(b)
            (1)(B) above, the Indemnitor's liability to the Indemnified Party shall, upon final resolution of such Third Party Claim, be limited to the amount at which the Indemnitor proposed to settle such Third Party Claim prior to the exercise by the Indemnified Party of its right as set forth above.

      (c) If an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if Indemnitor shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Paragraph, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to Indemnitor, which notice is for information purposes only and is not intended to provide any additional rights to the Indemnitor. If, pursuant to this paragraph, the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by Indemnitor for the reasonable attorneys' fees and other expenses. No failure by Indemnitor to acknowledge in writing its indemnification obligations under this Agreement shall relieve it of such obligations to the extent they exist.

12. Right of Either Party to Terminate. Either party, at its option, may terminate this Agreement immediately upon written notice to the other party in the event:

      (a) A receiver or trustee is appointed of all or a substantial portion of the assets of the other party.

      (b) The other party becomes insolvent or unable to pay debts as they mature, makes a general assignment for the benefit of creditors or voluntarily files under any bankruptcy or similar act or takes advantage of any debtor relief proceedings under any present or future federal or state law.

      (c) Any involuntary petition in bankruptcy is filed against the other party and not dismissed within ninety (90) days.

      Termination in this manner does not constitute a waiver of any damages, or any other remedies that a party may have in addition to the right to terminate.

13. Termination by Either Party For Cause. If either party defaults in the performance of its obligations under this Agreement or breaches any or its representations, warranties or covenants hereunder, the non-defaulting party may give written notice of default to the defaulting party, specifying the nature of the default. If such default is not cured within thirty (30) days after the date of such notice, the non-defaulting party may terminate this Agreement, effective immediately, by giving written notice of termination to


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      the defaulting party. Termination in this manner does not constitute a waiver of any damages, or any other remedies the non-defaulting party may have in addition to the right to terminate.

14. License of Technology. Within sixty (60) days of the date of this Agreement and in the event GTECH is awarded the CSL Contract, the parties shall negotiate in good faith an arrangement (excluding an escrow arrangement) pursuant to which GTECH shall become a licenser of On-Point proprietary information and technology necessary to fulfill the CSL Contract if On-Point is unable to fulfill its obligations under this Agreement as a result of the occurrence of one of the events described in Paragraph 12.

15. Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement shall be in writing and may be delivered to a party by personal service at the indicated address, or by facsimile, or may be mailed by registered or certified mail, postage prepaid, to the parties as follows;

             In the case of On-Point, to:

                   Frederick Sandvick, Chairman and CEO
                   On-Point Technology Systems, Inc.
                   8444 Miralani Drive
                   San Diego, CA 92126
                   Fax 613-621-5060

             In the case of GTECH, to:

                   Dan McKinzey, Account General Manager
                   GTECH Corporation
                   3810 Rosin Court, Suite 100
                   Sacramento, CA 95834
                   Fax:  916-924-0716

      All notices and communications shall be deemed to have been received by the party to whom it was addressed on the date of personal delivery of facsimile or on the third business day following the date of mailing. Either party may change its address at any time by written notice to the other party at the addresses set forth above.

16. Completeness of Instrument. This Agreement, including all Exhibits, contains all of the agreements, understandings, representations, conditions, warranties, or covenants made between the parties with respect to the subject matter hereof. Unless set forth herein, neither party shall be liable for any representations made, and all modifications and amendments hereto must be in writing.

17. Assignment. GTECH shall not transfer or assign this Agreement or any part thereof without the written consent of On-Point, which consent shall not be unreasonably withheld. On-Point shall not transfer or assign this Agreement or any part thereof without the written consent of GTECH, which consent shall not be unreasonably withheld.

18. No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.


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19.   Controlling Law. The validity, interpretation and performance of this
      Agreement shall be controlled by and construed under the laws of the State of California. To the extent legal questions arise concerning the sale or lease of goods by On-Point to GTECH, the Uniform Commercial Code, as adopted by the State of California, shall be the controlling law.

20. Legal Fees. In the event of the bringing of any action or suit by any party hereto against the other by reason of any breach of any of the covenants, conditions, agreements, or provisions on the part of the other party arising out of this Agreement, the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

21. Binding on Successors. This Agreement shall bind and benefit the parties hereto, their successors, affiliates, agents and assigns.

22. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.

23. Counterparts; Facsimile Signature. This Agreement may be executed in two counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement. This Agreement shall become binding upon delivery of a facsimile or original signature by both parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.

                                              ON-POINT TECHNOLOGY SYSTEMS, INC.


Date:  Sept. 16, 1998                         By: /s/ Frederick Sandvick
       --------                                   ------------------------------
                                                  Frederick Sandvick,
                                                  Chairman and CEO


                                              GTECH CORPORATION


Date:  Sept. 15, 1998                         By: /s/ Steven P. Nowick
       --------                                   ------------------------------
                                              Print Name:  Steven P. Nowick
                                                         -----------------------
                                              Title:  Sr. VP and COO
                                                    ----------------------------


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